Exhibit 99.1

Paragon 28 Appoints Chadi Chahine as Chief Financial Officer and Executive Vice-President of Supply Chain Operations, Reports Second Quarter 2024 Financial Results and Narrows 2024 Net Revenue Guidance

ENGLEWOOD, CO., August 8, 2024 -- Paragon 28, Inc. (NYSE: FNA) (“Paragon 28” or "Company”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today announced that Chadi Chahine has been appointed Chief Financial Officer and Executive Vice-President of Supply Chain Operations, effective August 5, 2024. The Company also reported financial results for the quarter ended June 30, 2024, and narrowed its 2024 net revenue guidance.

Recent Business Updates

•	Strengthened executive leadership team with appointment of Chadi Chahine as CFO & EVP Supply Chain Operations, effective August 5, 2024

•	Recorded global revenue of $61.0 million in the second quarter, representing 19.6% and 19.7% reported and constant currency growth compared to the prior year period, respectively

•	Drove 840 basis point improvement in operating expense as a percent of revenue in the second quarter compared to the prior year period

•	Initiated an operational efficiency strategy targeted at optimizing the organizational structure, minimizing costs and preserving cash without compromising revenue growth opportunities

•	Narrowed 2024 net revenue guidance of $249 million to $255 million, representing 15.1% to 17.8% reported growth compared to 2023

•	Filed an amended Form 10-K/A for the 2023 fiscal year and an amended Form 10-Q/A for the quarter ended March 31, 2024 in connection with the financial restatement detailed in the Form 8-K filed July 30, 2024

Appointment of Chadi Chahine as Chief Financial Officer

The appointment of Chadi Chahine concludes an extensive search process conducted by the Company. Mr. Chahine will succeed Kristina Wright who has been serving as Interim CFO since April 3, 2024.

“We are thrilled to welcome Chadi to our executive team,” said Albert DaCosta, CEO and Chairman of Paragon 28. “Chadi's extensive experience in orthopedics and finance combined with his strategic vision and proven ability to drive growth and operational efficiency will be invaluable as we continue to expand our presence in the foot and ankle market and further scale our business operations. We also extend our sincere gratitude to Krissy Wright for her exceptional leadership as interim CFO and look forward to her continued contributions on our Board.”

Chadi Chahine brings over 25 years of extensive global experience in finance and business operations, including a proven track record in the orthopedic industry, to Paragon 28. Before joining Paragon 28, Mr. Chahine served as Group CFO of the Global Business Group for Zimmer Biomet Holdings Inc. (“Zimmer Biomet”), where he oversaw $7 billion in revenue and had full P&L, balance sheet, and commercial finance responsibilities, across all geographic regions. During his tenure at Zimmer Biomet, Mr. Chahine helped drive record revenue and profit in 2022 and 2023 and identified additional efficiencies in inventory and research & development investments.

Prior to his tenure at Zimmer Biomet, Mr. Chahine served as COO and CFO of Global Stanley Security at Stanley Black & Decker prior to the business’s $4.1 billion sale. He also previously served as CFO at CIRCOR International, leading takeover defense efforts and implementing significant cost-saving measures. Earlier in his career, he held divisional CFO roles at Smith+Nephew responsible for International Markets and the US where he led initiatives to accelerate sustainable growth. Mr. Chahine holds a Bachelor of Commerce in Accounting from Université du Québec à Montréal and a Bachelor of Science in Math and Economics from Université de Montréal.

“Paragon 28 is a truly unique business in the world of orthopedics. The Company’s commitment to innovation and excellence in foot and ankle aligns perfectly with my professional values and goals,” said Chadi Chahine, CFO. “I am excited to join Paragon 28 at such a critical time and look forward to contributing to its continued growth and success.”

Chadi Chahine's appointment as CFO & EVP Supply Chain Operations marks a significant step forward for Paragon 28 as it strengthens its leadership team and positions the Company for continued growth and success in the foot and ankle market.

Second Quarter 2024 and Six Months Ended June 30, 2024 Financial Results

•	Consolidated net revenue for the second quarter of 2024 was $61.0 million, representing 19.6% and 19.7% reported and constant currency growth, respectively, compared to the second quarter of 2023. Consolidated net revenue for the six months ended June 30, 2024 was $122.1 million, representing 18.5% reported and constant currency growth compared to the six months ended June 30, 2023.

o	U.S. net revenue for the second quarter of 2024 and six months ended June 30, 2024 was $49.7 million and $100.8 million, respectively, representing 17.6% and 15.5% reported growth, respectively, compared to the prior year periods.

o	International net revenue for the second quarter of 2024 and six months ended June 30, 2024 was $11.3 million and $21.3 million, respectively, representing 29.4% and 35.1% reported growth respectively, compared to the prior year periods.

•	Gross margin was 75.0% for the second quarter of 2024 compared to 77.3% in the second quarter of 2023. Gross margin was 76.2% for the six months ended June 30, 2024 compared to 78.8% for the six months ended June 30, 2023.

•	Operating expenses were $56.5 million for the second quarter of 2024, an increase of 9.7%, compared to $51.5 million for the second quarter of 2023. Operating expenses were $118.9 million for the six months ended June 30, 2024, an increase of 16.1%, compared to $102.4 million for the six months ended June 30, 2023.

•	Net loss was $13.8 million for the second quarter of 2024, a $0.6 million increase, compared to a net loss of $13.2 million for the second quarter of 2023. Net loss was $31.2 million for the six months ended June 30, 2024, a $7.1 million increase, compared to net a loss of $24.1 million for the six months ended June 30, 2023.

•	Adjusted EBITDA was a $3.0 million loss for the second quarter of 2024, a $2.4 million improvement, compared to a $5.4 million loss in the second quarter of 2023. Adjusted EBITDA was a $10.7 million loss for the six months ended June 30, 2024, a $2.6 million decrease compared to a $8.1 million loss for the six months ended June 30, 2023.

“We are pleased with our results this quarter and continue to see strong momentum in the U.S. driven in part by the energy around our recent new product launches,” said Albert DaCosta, Chairman and Chief Executive Officer. “Further, we have made significant progress on our cost optimization plans resulting in an 840 basis point year-over-year improvement to operating expenses in the quarter, with more planned in the second half of 2024 and into 2025.”

Operational Efficiency Strategy

The Company also announced an operational efficiency strategy targeted at optimizing the organizational structure, minimizing costs and preserving cash without compromising revenue growth opportunities. This strategy was initiated in the second quarter of 2024 and is expected to result in durable savings for the rest of 2024 and in 2025. Management has determined that this operational efficiency strategy will not result in the Company incurring material charges. This operational efficiency strategy includes:

•	An approximately 7% reduction in work force expected to take place in August of 2024, and is intended to result in up to $8 million in annualized savings offset by approximately $1 million in severance costs;

•	Detailed review and optimization of functional costs and controls;

•	An inventory burn-down plan; and

•	One-time realignment of executive compensation for 2024

“Our company has consistently demonstrated strong growth and we remain committed to sustaining that momentum by making thoughtful strategic adjustments,” said Albert DaCosta, Chairman and Chief Executive Officer. “Although these processes are never easy, this initiative is critical to enhance efficiency, minimize costs and preserve cash without compromising our growth initiatives or our high-quality product portfolio.”

2024 Net Revenue Guidance

The Company narrows its prior 2024 net revenue guidance and expects net revenue to be $249 million to $255 million, representing 15.1% to 17.8% reported growth compared to 2023.

The Company’s 2024 net revenue guidance assumes foreign currency translation rates remain consistent with current foreign currency translation rates.

Restatement

As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2024, on July 30, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors and in consultation with management, concluded that its audited consolidated financial statements for the fiscal year ended December 31, 2023 and its unaudited condensed consolidated financial statements for the periods ended March 31, 2023, June 30, 2023, September 30, 2023, and March 31, 2024 could no longer be relied upon as a result of material accounting errors identified by management. Accordingly, the consolidated financial statements as of and for the fiscal year ended December 31, 2023 have been restated in the Company’s Annual Report on Form 10-K/A filed on August 8, 2024 to reflect the correction of identified errors in the calculation of excess and obsolete inventory, as well as its accounting for inventory variances, which resulted in a net overstatement of inventory as of March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023, and a net understatement in cost of goods sold for the respective interim periods ended on such dates and for the fiscal year ended December 31, 2023. Additionally, the unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2024 have been restated in the Company’s Quarterly Report on Form 10-Q/A filed on August 8, 2024 to reflect the correction of identified errors in the calculation of excess and obsolete inventory, as well as its accounting for inventory variances, which resulted in a net overstatement of inventory as of March 31, 2024 and a net understatement in cost of goods sold for the three months ended March 31, 2024. In connection with the presentation of comparative prior period financial statements in the amended Form 10-K/A for the fiscal year ended December 31, 2023, the Company revised the consolidated financial statements for the year ended December 31, 2022 and the condensed consolidated financial statements for the interim periods for such year, each as presented in the amended Form 10-K/A for the fiscal year ended December 31, 2023, to correct errors identified that were determined to be immaterial both individually and in the aggregate.

Webcast and Conference Call Information

Paragon 28 will host a conference call to discuss second quarter 2024 financial results on Thursday, August 8, 2024, at 2:30 p.m. Mountain Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (833-470-1428) for domestic callers or (404-975-4839) for international callers, using conference ID: 389675. Live audio of the webcast will be available on the “Investors” section of the company’s website at ir.paragon28.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Paragon 28, Inc.

Based in Englewood, CO., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, forefoot, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, Charcot foot and orthobiologics. The Company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients; the Company’s preliminary financial results for the quarter ended June 30, 2024; statements about the Company’s 2024 net revenue guidance; reaffirming the Company’s 2024 net revenue guidance ranges; the anticipated timing of the filing of the restated filings; the financial statements to be restated and the filings in which such restated financial statements will appear; the Company's intent to report material weaknesses in its internal control over financial reporting; and the Company’s operational efficiency strategy. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties and are subject to numerous risks, including, among other things, risks related to the timely and correct completion of the restatement and restated filings; the risk that additional information may become known prior to the expected filing with the SEC of the restated filings or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements, which could be material, or delay the filing of the corrected or future periodic reports with the SEC; risks related to the timing and results of the Company’s review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures, remediation of the control deficiencies identified and our ability to implement and maintain effective internal control over financial reporting in the future, which may adversely affect the accuracy and timeliness of our financial reporting; identification of errors in our financial reporting in the future that require us to restate previously issued financial statements, which may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; factors relating to uncertainties as to any difficulties with respect to the Company's operational efficiency strategy, including expenses associated such strategy; the effect of the announcement of the Company's operational efficiency strategy on the Company's ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to the possible diversion of management’s attention as a result of the Company's operational efficiency strategy; uncertainties as to the Company's ability and the amount of time necessary to realize the expected benefits of the Company's operational efficiency strategy; and those set forth under the caption “Risk Factors” in the Company’s most recent filings with the Securities and Exchange Commission. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Paragon 28’s business in general, see Paragon 28’s current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, as updated periodically with its other filings with the SEC. These forward-looking statements are made as of the date of this press release, and Paragon 28 assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Paragon 28’s net revenue guidance for 2024 is not necessarily indicative of our operating results for any future periods.

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans, and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We define Adjusted EBITDA as earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, employee stock purchase plan expense, non-recurring expenses, and certain other non-cash expenses.

We believe that Adjusted EBITDA, together with a reconciliation to net income, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

•	other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

•	although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt that we may incur.

Additionally, we report revenue growth on a constant-currency basis in order to facilitate period-to-period comparisons of results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. dollar into U.S. dollars. Because we are a global company, foreign currency exchange rates used for translation may have a significant effect on our reported results. References to revenue growth on a constant-currency basis means without the impact of foreign currency exchange rate fluctuations.

The company believes disclosure of constant-currency revenue growth rates is helpful to investors because it facilitates period-to-period comparisons. However, constant-currency revenue growth rates are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency growth has no standardized meaning prescribed by GAAP and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We calculate constant-currency growth rates by translating local currency amounts in the current period at actual foreign exchange rates for the prior period.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

Investor Contact:

Matt Brinckman

Senior Vice President, Strategy and Investor Relations

mbrinckman@paragon28.com

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	June 30, 2024	December 31, 2023
		(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$46,741	$75,639
Trade receivables, net of allowance for doubtful accounts of $931 and $1,339, respectively	36,708	37,323
Inventories, net	96,406	90,046
Income taxes receivable	1,018	794
Other current assets	3,575	3,997
Total current assets	184,448	207,799

Property and equipment, net	74,904	74,122
Intangible assets, net	20,977	21,674
Goodwill	25,465	25,465
Deferred income taxes	714	705
Other assets	3,959	2,918
Total assets	$310,467	$332,683

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,136	$21,696
Accrued expenses	26,531	27,781
Other current liabilities	962	883
Current maturities of long-term debt	640	640
Income taxes payable	422	243
Total current liabilities	51,691	51,243

Long-term liabilities:
Long-term debt net, less current maturities	109,913	109,799
Other long-term liabilities	1,159	1,048
Deferred income taxes	231	233
Income taxes payable	638	635
Total liabilities	163,632	162,958

Stockholders' equity:
Common stock, $0.01 par value, 300,000,000 shares authorized; 84,417,725 and 83,738,974 shares issued, and 83,504,206 and 82,825,455 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	833	827
Additional paid in capital	307,524	298,394
Accumulated deficit	(154,827)	(123,646)
Accumulated other comprehensive loss	(713)	132
Treasury stock, at cost; 913,519 shares as of June 30, 2024 and December 31, 2023	(5,982)	(5,982)
Total stockholders' equity	146,835	169,725
Total liabilities & stockholders' equity	$310,467	$332,683

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
		(As Restated)		(As Restated)
Net revenue	$61,016	$51,009	$122,098	$103,045
Cost of goods sold	15,261	11,599	29,103	21,828
Gross profit	45,755	39,410	92,995	81,217

Operating expenses:
Research and development costs	7,083	7,683	14,667	14,732
Selling, general, and administrative	49,439	43,827	104,221	87,647
Total operating expenses	56,522	51,510	118,888	102,379
Operating loss	(10,767)	(12,100)	(25,893)	(21,162)

Other income (expense):
Other income (expense), net	132	(76)	647	(692)
Interest expense, net	(2,917)	(803)	(5,539)	(2,008)
Total other expense, net	(2,785)	(879)	(4,892)	(2,700)
Loss before income taxes	(13,552)	(12,979)	(30,785)	(23,862)
Income tax expense	230	269	396	198
Net loss	$(13,782)	$(13,248)	$(31,181)	$(24,060)
Foreign currency translation adjustment	252	(283)	(845)	(382)
Comprehensive loss	$(13,530)	$(13,531)	$(32,026)	$(24,442)
Weighted average number of shares of common stock outstanding:
Basic	83,115,861	82,373,441	82,984,878	81,536,607
Diluted	83,115,861	82,373,441	82,984,878	81,536,607
Net loss per share attributable to common stockholders:
Basic	$(0.17)	$(0.16)	$(0.38)	$(0.30)
Diluted	$(0.17)	$(0.16)	$(0.38)	$(0.30)

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended June 30,
	2024	2023
		(As Restated)
Cash flows from operating activities
Net loss	$(31,181)	$(24,060)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,868	6,414
Allowance for doubtful accounts	785	147
Provision for excess and obsolete inventories	5,932	923
Stock-based compensation	6,112	6,782
Change in fair value of financial instruments	(601)	366
Other	(581)	394
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(360)	3,138
Inventories	(12,631)	(20,959)
Accounts payable	1,456	14,745
Accrued expenses	809	1,845
Accrued legal settlement	—	(22,000)
Income tax receivable/payable	(23)	(359)
Other assets and liabilities	211	(779)
Net cash used in operating activities	(21,204)	(33,403)

Cash flows from investing activities
Purchases of property and equipment	(9,491)	(15,354)
Proceeds from sale of property and equipment	724	635
Purchases of intangible assets	(462)	(544)
Net cash used in investing activities	(9,229)	(15,263)

Cash flows from financing activities
Payments on long-term debt	(320)	(396)
Payments of debt issuance costs	(18)	—
Proceeds from issuance of common stock, net of issuance costs	—	68,453
Options exercised	2,878	2,464
RSU vesting, taxes paid	(424)	—
Proceeds from employee stock purchase plan	403	560
Payments on earnout liability	(2,000)	(4,250)
Net cash provided by financing activities	519	66,831

Effect of exchange rate changes on cash and cash equivalents	1,016	114
Net (decrease) increase in cash and cash equivalents	(28,898)	18,279
Cash and cash equivalents at beginning of period	75,639	38,468
Cash and cash equivalents at end of period	$46,741	$56,747

PARAGON 28, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
		(As Restated)		(As Restated)
Net loss	$(13,782)	$(13,248)	$(31,181)	$(24,060)
Interest expense, net	2,917	803	5,539	2,008
Income tax expense	230	269	396	198
Depreciation and amortization expense	4,610	3,297	8,868	6,414
Stock based compensation expense	3,024	3,600	6,112	6,782
Employee stock purchase plan expense	88	60	168	182
Change in fair value of financial instruments(1)	(82)	(151)	(601)	366
Adjusted EBITDA	$(2,995)	$(5,370)	$(10,699)	$(8,110)

(1)	Represents non-cash change in the fair value of our interest rate swap contract for all periods presented and earnout liabilities for the three and six months ended June 30, 2023.

PARAGON 28, INC. AND SUBSIDIARIES

Constant-Currency Revenue Growth

(in thousands, unaudited)

	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
	2024	2023	%	2024	2023	%
Total Consolidated Revenues
As Reported	$61,016	$51,009	19.6%	$122,098	$103,045	18.5%
Impact of foreign currency exchange rates	24	—	*	47	—	*
Constant-currency net revenues	$61,040	$51,009	19.7%	$122,145	$103,045	18.5%

Total International Revenues
As Reported	$11,313	$8,745	29.4%	$21,345	$15,800	35.1%
Impact of foreign currency exchange rates	24	—	*	47	—	*
Constant-currency net revenues	$11,337	$8,745	29.6%	$21,392	$15,800	35.4%

*	Not meaningful